                                                                   EXHIBIT 10.77

                           RESTRUCTURING, SETTLEMENT
                         AND MUTUAL RELEASE AGREEMENT
                         ----------------------------

  This Restructuring, Settlement and Mutual Release Agreement (this "Agreement") is entered into as of this 24th day of April, 1998, by and among Microelectronic Packaging, Inc. ("MPI"), on behalf of itself and its predecessors, successors, former or current subsidiaries, affiliates, officers, directors, shareholders, agents, attorneys, representatives, insurers, employees and assigns (collectively with MPI, the "MPI Releasees"), and Texas Instruments Singapore
(Pte) Ltd ("TI"), and its predecessors, successors, subsidiaries, affiliates, officers, directors, stockholders, agents, attorneys, representatives, insurers, employees and assigns (collectively with TI, the "TI Releasees").


                             W I T N E S S E T H:


  WHEREAS, pursuant to a Loan and Security Agreement dated May 16, 1995 by and among MPI, Microelectronic Packaging (S) Pte Ltd ("MPS") and TI (including the Form of Promissory Note executed by MPS pursuant thereto, collectively, the "Initial Loan Agreement"), TI made a lump sum advance in the amount of US$3.5 million to MPS, a subsidiary of MPI currently in liquidation, upon which certain interest amounts were thereafter due and payable periodically under the Initial Loan Agreement as amended by Addendum One to the Loan and Security Agreement, which was last signed on July 15, 1996, and Addendum Two to the Loan and Security Agreement dated April 2, 1997 (collectively with the Initial Loan Agreement, the "Loan Agreement");

  WHEREAS, MPI entered into a Form of Corporate Guarantee dated May 16, 1995 with TI (the "Guarantee"), pursuant to which MPI agreed to guaranty the obligations of MPS under the Loan Agreement;

  WHEREAS, MPI entered into a Loan and Security Agreement dated May 13, 1997 with TI (the "Loan and Security Agreement"), pursuant to which TI loaned MPI funds with which MPI purchased the debt of MPS under the Loan Agreement;

  WHEREAS, MPI has defaulted on its obligations under the Loan and Security Agreement; and

  WHEREAS, the parties wish to settle all obligations under the Loan Agreement, the Guarantee and the Loan and Security Agreement, and terminate and release all rights and obligations under such documents and all other related agreements, and settle all other disputes that may exist between MPI and each of the other MPI Releasees, and TI and each of the other TI Releasees.

  NOW, THEREFORE, in consideration of the mutual promises contained herein and for other good and sufficient consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.  Definitions.
    -----------


    a. "Payment Date" shall mean the calendar date after MPI completes the full performance of its obligations under subsection 2 of this Agreement that the payment to TI called for is such subsection have been received.


    b. "Release Date" shall be the calendar date that is ninety (90) days after the Payment Date.

    c. "Insolvency Action" shall mean the commencement of a voluntary or involuntary case against MPI under the United States Bankruptcy Code or an assignment for the benefit of creditors by MPI that is not dismissed within sixty (60) days of its commencement.

    d. "Non-TI Creditor" shall mean any creditor of MPI other than TI, to which MPI owes a Non-TI Debt.

    e. "Non-TI Creditor Debt" shall mean any liability, debt or monetary obligation (including without limitation a contingent, unliquidated or disputed liability) of MPI in excess of US$500,000 as of the Effective Date (as defined below) for which MPI is not liable to TI, where for purposes of such determination, any liability, debt or monetary obligation involving multiple future payments (e.g., installment loan or license royalty payments) shall be treated as a single lump sum liability, debt or monetary obligation based on the estimated or actual aggregate amount of projected payments; provided, however, that "Non-TI Creditor Debt" shall not include any liability, debt or monetary obligation owed by MPI (1) to Schlumberger Technologies, Inc. and its affiliates or Details, Inc., (2) in connection with any real property or equipment lease, or (3) otherwise in the ordinary course of MPI's business.

    f. "Non-TI Creditor Settlement" shall mean any past, present or future agreement, contract or arrangement between MPI and any Non-TI Creditor which addresses the modification, settlement, discharge, release, resolution, accord or satisfaction of such Non-TI Creditor's Non-TI Creditor Debt(s).

    g.  "Effective Date" shall mean the date which first appears above.

    h.  Other defined terms shall have the meanings assigned to them herein.

2.  Settlement.  In order to settle the defaults, amounts owed, debts,
    ----------
liabilities and other obligations pursuant to, in connection with, or arising out of the Loan Agreement, the Guarantee, the Loan and Security Agreement and each of their respective related agreements, letters, documents and instruments (collectively, the "Loan Documents"), MPI agrees that, within six (6) calendar months of the Effective Date, it will pay to TI the amount of US$1,077,147, by wire transfer in accordance with the wire transfer instructions provided by TI.

3.  Release Procedure.  If and only if no Insolvency Action has occurred, then
    -----------------
effective the Release Date:

    a.  TI, on behalf of itself and the other TI Releasees, agrees as follows:

        i. TI, on behalf of itself and each other TI Releasee, fully and forever releases and discharges each of the MPI Releasees from and against any and all claims, damages and causes of action they may have against each such person or entity with respect to any matter under the provisions of, arising out of or in connection with, the Loan Documents, including any breach of any representation or warranty or noncompliance or nonfulfillment of any covenant or agreement set forth in such documents; provided that such release and discharge shall not extend to any claims, damages and causes of action any TI Releasee may have against any MPI Releasee for fraud or willful misconduct with respect to any of the Loan Documents or any of the transactions contemplated by this Agreement.

        ii. TI agrees that each of the Loan Documents, regardless of whether they are in default, are fully and completely terminated and rendered devoid of legal effect and unenforceable, such that even provisions of the Loan Documents that, according to their terms, survive termination, are terminated and nullified. Further, TI acknowledges and agrees that any loan, debt, liability or other obligation created pursuant to or arising out of the Loan Documents, as well as any writings, agreements, notes or certificates representing such loan, debt, liability or obligations, are canceled and rendered devoid of force and effect.

    b.  MPI, on behalf of itself and the other MPI Releasees, agrees as follows:

        i. MPI, on behalf of itself and each other MPI Releasee, fully and forever releases and discharges each of the TI Releasees from any claims, damages, and causes of action it or they may have against any of them with respect to any matter under the provisions of, arising out of or in connection with the Loan Documents; provided that such release and discharge shall not extend to any claims, damages and causes of action any MPI Releasee may have against any TI Releasee for fraud or willful misconduct with respect to any of the Loan Documents or any of the transactions contemplated by this Agreement.

        ii. MPI acknowledges and agrees that each of the Loan Documents are fully and completely terminated and rendered devoid of force and effect, such that even provisions of the Loan Documents and each of their respective related agreements, letters, documents and instruments that, according to their terms, survive termination, are terminated and nullified.

4.  Confidentiality.  No party to this Agreement shall, except as may be
    ---------------
mandated by statutory or regulatory requirements, as may be required by legal process in the course of actual litigation or in the case of a subpoena, as may be necessary for MPI to negotiate with its creditors, disclose to others the fact or terms of this settlement, the amounts referred to in this Agreement or the fact of the payment of said amounts, except that each such party may disclose to each such party's attorneys, accountant or other advisors to whom the disclosure is necessary to effectuate the purposes for which such party has consulted with such professional advisors and except that MPI may file this Agreement with any governmental or regulatory body, describe it and refer to it in any filing it makes pursuant to federal and state securities laws or to its Board of Directors or shareholders; provided, however, that (i) TI may discuss the terms of this Agreement with any Non-TI Creditor that is party to a Non-TI Creditor Settlement to the extent required to enforce its rights under Section 5, and (ii) MPI may issue a press release describing the general terms of this Agreement in connection with any public filing it makes with any governmental or regulatory body.

5.    Arrangements With Other Creditors.  MPI hereby agrees that, if a Non-TI
      ---------------------------------
Creditor is a party to a Non-TI Creditor Settlement that provides such Non-TI Creditor with the benefit of rights that are, in the aggregate, materially more favorable than the same rights contained in this Agreement, including without limitation terms regarding the amount of repayment (as a percentage of the total Non-TI Creditor Debt(s) in question), with respect to such Non-TI Creditor's claims related solely to its Non-TI Creditor Debt(s), then MPI will work with TI to amend this Agreement so that TI is, in the aggregate, in generally the same position as such Non-TI Creditor. TI acknowledges that certain Non-TI Creditors of MPI have claims against MPI other than Non-TI Creditor Debt(s), and agrees that it has no rights under this Section 5 with respect to settlements of such other claims, which settlements may include without limitation the granting of warrants to a Non-TI Creditor who is also a shareholder of MPI to compensate such Non-TI Creditor for dilution of its equity holdings as well as certain agreements, guarantees and cash payments related to an interest held by the Non-TI Creditor in pending litigation. TI acknowledges that certain Non-TI Creditors of MPI have structured their settlements differently, including without limitation accepting a warrant for MPI's shares instead of a percentage payment for part of its Non-TI Creditor Debt, and agrees that it has no rights under this Section 5 with respect to such arrangements. Further, TI acknowledges that this Agreement and the Non-TI Creditor Settlements each have been separately negotiated, such that Non-TI Creditor Settlements may contain different terms, rights and procedures from this Agreement, and agrees that, to the extent that such different terms, rights and procedures do not render such Non-TI Creditor Settlement materially more favorable to such Non-TI Creditor than this Agreement is to TI, such differences do not give rise to rights under this Section 5.

6.    Representations and Warranties.
      ------------------------------

      a.  MPI.  MPI represents and warrants that:
          ---

          i. It has all requisite corporate power and authority to execute and deliver, and fulfill its obligations under this Agreement. This Agreement (notwithstanding the lack of approval of MPS), upon execution and delivery by MPI and assuming due and proper execution and delivery by the other parties, will constitute a valid and binding obligation of MPI, enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, moratorium and other laws of general application affecting the enforcement of creditors' rights.

          ii. No consent, approval, order or authorization, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority on the part of MPI is required in connection with the execution, delivery and performance of this Agreement by MPI, other than state securities law filings.

          iii. No consent, approval, waiver or other action by any person under any contract, agreement, indenture, lease, instrument or other document to which MPI is a party or by which it is bound is necessary for the execution, delivery and performance of this Agreement by MPI.

      b.  TI.  TI represents and warrants that:
          --

          i. It has all requisite corporate power and authority to execute and deliver, and fulfill its obligations under this Agreement. This Agreement (notwithstanding the lack of approval of MPS), upon execution and delivery by TI, and assuming due and proper execution and delivery by MPI, will constitute a valid and binding obligation of TI, enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, moratorium and other laws of general application affecting the enforcement of creditors' rights.

        ii. No consent, approval, order or authorization, or registration, qualification, designation, declaration or filing with, any foreign, federal, state or local governmental or other authority or third party on the part of TI is required in connection with the execution, delivery and performance of this Agreement.

        iii. No consent, approval, waiver or other action by any person under any contract, agreement, indenture, lease, instrument or other document or law, ordinance, statute, rule or regulation to which TI is a party or by which it or its property is bound is necessary for the execution, delivery and performance of this Agreement.

7.  Miscellaneous.  MPI and TI hereby agree as follows:
    -------------

    a.  Severability.  If any provision of this Agreement is found to be
        ------------
unenforceable, it shall not affect the enforceability of the remaining provisions and the court shall enforce all remaining provisions to the extent permitted by law. All parties agree that, notwithstanding the lack of execution of this Agreement by MPS, this Agreement is valid, binding and enforceable on all parties.

    b.  Prior Agreements. This Agreement shall supersede and render null and
        ----------------
void any and all prior agreements between MPI and/or MPS, on one hand, and TI and/or any TI Releasee, on the other hand, concerning the subject matter contained herein.

    c.  Successors and Assigns. This Agreement shall bind and benefit each of TI
        ----------------------
and its successors and assigns and shall also bind and benefit each MPI and its successors and assigns. This Agreement may not be assigned by MPI, by operation of law (e.g., merger) or otherwise (e.g., sale of substantially all assets), without the prior written consent of TI.

    d.  Governing Law.  This Agreement shall be deemed to have been entered into
        -------------
in the State of California and shall be construed and interpreted in accordance with the laws of California.

    e.  Jurisdiction. The parties to the Agreement hereby (i) irrevocably submit
        ------------
to the jurisdiction of the courts of the State of California and the Federal courts of the United States sitting in the State of California for the purpose of any action or proceeding arising out of or relating to this Agreement and any other documents and instruments relating hereto, (ii) agree that all claims in respect of any such action or proceeding may be heard and determined in such courts, (iii) irrevocably waive (to the extent permitted by applicable law) any objection which any of them now or hereafter may have to the laying of venue of any such action or proceeding brought in any of the foregoing courts, and any objection on the ground that any such action or proceeding in any such court has been brought in an inconvenient forum and (iv) agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner permitted by law.

    f.  Counterparts. This Agreement may be executed in two or more
        ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

    g.  Titles and Subtitles. The titles and subtitles used in this Agreement
        --------------------
are used for convenience only and are not to be considered in construing or interpreting this Agreement.

    h.  Amendment. No amendment, modification or waiver of this Agreement or any
        ---------
part thereof shall be effective unless it is in writing and is signed by MPI and TI. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof. Nor shall any waiver on the part of any party of any such right, power or privilege, nor any single or partial exercise of any such right, power or privilege, preclude any further exercise thereof or the exercise of any other such right, power or privilege. The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies that any party may otherwise have at law or in equity. The rights and remedies of any party based upon, arising out of or otherwise in respect of any inaccuracy in or breach or nonfulfillment of or noncompliance with any representation, warranty, covenant or agreement contained in this Agreement shall in no way be limited by the fact that the act, omission, occurrence or other state of facts upon which any claim of any such inaccuracy or breach is based may also be the subject matter of any other representation, warranty, covenant or agreement contained in this Agreement (or in any other agreement between the parties) as to which there is no inaccuracy or breach.

    i.  Termination.  This Agreement may be terminated upon the mutual written
        -----------
consent of MPI and TI. TI may terminate this Agreement upon three (3) business days' written notice to MPI in the event (i) an Insolvency Action occurs or (ii) MPI commits a material breach of this Agreement. Unless previously terminated pursuant to Section 3 of this Agreement, the Loan Documents shall remain in full force and effect upon any termination of this Agreement.

    j.  Survival of Representations, Warranties, Covenants and Agreements.  The
        -----------------------------------------------------------------
representations, warranties, covenants and agreements contained in this Agreement shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

    k.  Notices.  All notices, demands or other communications to be given or
        -------
delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given when delivered personally to the recipient, sent to the recipient by reputable overnight courier service (charges prepaid), mailed to the recipient by certified or registered mail, return, receipt requested and postage prepaid, or transmitted by facsimile (with request for immediate confirmation of receipt in a manner customary for communications of such type and with physical delivery of the communication being made by one of the other means specified in this Section as promptly as practicable thereafter). Such notices, demands and other communications shall be addressed as follows:

               If to TI:

               c/o Texas Instruments Incorporated
               7839 Churchill Way
               Dallas, TX  75251
               Attn:  Thomas J. Gentry

               Telephone:  (972) 917-6938
               Telecopy:   (972) 917-6945


               If to MPI:

               Attn:  President
               Microelectronic Packaging, Inc.
               9577 Chesapeake Drive
               San Diego, CA 92123

               Telephone:  (619) 292-7000
               Telecopy:   (619) 292-7881


               with a copy to:


               Brobeck, Phleger & Harrison LLP
               Two Embarcadero Place
               2200 Geng Road
               Palo Alto, California 94303-0913
               Attention: Warren T. Lazarow, Esq.
               Telephone:  (650) 424-0160
               Telecopy:   (650) 496-2885



or to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party (provided that notice of a change of address shall be effective only upon receipt thereof).

  m.  Strict Construction.  This Agreement is the result of arms-length
      -------------------
negotiations between the parties hereto and has been prepared jointly by the parties. In applying and interpreting the provisions of this Agreement, there shall be no presumption that the Agreement was prepared by any one party or that the Agreement shall be construed in favor of or against any one party.

                   IN WITNESS WHEREOF, the parties hereto have executed this Agreement on and as of the day and year first above written.


                             MICROELECTRONIC PACKAGING, INC.


                             By:  /s Denis J. Trafecanty
                                  ------------------------------
                                  Denis J. Trafecanty
                                  Chief Financial Officer



                             TEXAS INSTRUMENTS SINGAPORE (PTE) LTD



                             By:  /s/ John Culbreth
                                  ------------------------
                                  Dr. John Culbreth
                                  Finance Director